UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 29, 2016 (February 29, 2016)

KALLO INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53183
(Commission File No.)

675 Cochrane Drive
West Tower, Suite 630
Markham, Ontario
Canada   L3R 0B8
(Address of principal executive offices and Zip Code)

(416) 246-9997
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 29, 2016, Vince Leitao resigned as our president and chief operating officer.  Mr. Leitao's resignation was not due to, and was not caused by, in whole or in part, by any disagreements with us whether related to our operations, policies, practices, or otherwise.  Further, Mr. Leitao resigned as a director from all of our subsidiary corporations.  On November 19, 2015, Mr. Leitao resigned as a member of our board of directors as reported in our Form 8-K filed with the SEC on December 8, 2015.

On February 29, 2016, John Cecil, our current principal executive officer, treasurer, principal financial officer, principal accounting officer, and a member of our board of directors, was appointed as our president and Lloyd Chiotti, our current Executive Vice President and a member of our board of directors was appointed chief operating officer to fill the vacancies created by Mr. Leitao's resignation from those positions.  Information about Mr. Cecil and Mr. Chiotti may be found in our Form 10-K filed with the SEC on April 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 29th day of February 2016.

KALLO INC.

BY:	JOHN CECIL
John Cecil
CEO & Chairman